===============================================================================






                                   EXHIBIT-3*






------------
*Pursuant to a request for Confidential Treatment under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended, confidential portions have been omitted and filed separately with the Commission.

===============================================================================

                                    AGREEMENT

                                FOR THE SUPPLY OF

                             SWITCHED VOICE SERVICES

                                     BETWEEN

                               FRANCE TELECOM S.A.

                                       AND

                                      NEWCO


                                TABLE OF CONTENTS

1.       DEFINITIONS AND INTERPRETATION.......................................................................3
2.       PURPOSE AND SCOPE....................................................................................6
3.       TERM.................................................................................................7
4.       SERVICE ORDERS.......................................................................................7
5.       FT'S OBLIGATIONS.....................................................................................7
7.       PRICING..............................................................................................8
8.       PAYMENT TERMS, TAXES.................................................................................9
9.       TERMINATION.........................................................................................10

   APPENDIX 1-DESCRIPTION AND SCOPE OF SWITCHED VOICE SERVICES...............................................18

   APPENDIX 2: KEY NETWORK ELEMENTS..........................................................................22

   APPENDIX 3: INTERNATIONAL POPS............................................................................26

   APPENDIX 4: LIST OF SWITCHES PER TYPE.....................................................................28

   APPENDIX 5: SERVICE ORDER.................................................................................29

   APPENDIX 6: ACCESS INTERFACES ON THE SWITCHES.............................................................30

   APPENDIX 7: VOICE QUALITY REQUIREMENTS - SERVICE LEVEL AGREEMENTKPI'S.....................................31

   APPENDIX 8:  OPERATION PROCEDURES.........................................................................38

   APPENDIX 9: ENHANCED VOICE PLATFORMS......................................................................39

   APPENDIX 10: JOINT BUSINESS PLAN..........................................................................40

   APPENDIX 11: COUNTRIES FOR INDIRECT ACCESS................................................................42

This Agreement is made as of the Effective Date between:

(1) FRANCE TELECOM S.A., a French company having its registered office at 6, place d'Alleray, 75015 Paris, France, hereinafter referred to as "FT"; and

(2) Newco, a company organized under the laws of the Netherlands, with its principal office at Gatwickstraat 21-23, 1043 GL Amsterdam-Sloterdijk, hereinafter referred to as "Newco";

Hereinafter together referred to as "the Parties" or individually to as "the Party".

RECITALS:

(A) FT and Newco have entered into an MOU on the date of closing of the Contribution Agreement in which they agreed that Newco will source certain Switched Voice Services from FT.

(B) The Parties wish to further describe their obligations as described in the MOU.

(C) Newco has requested and FT has agreed to provide Switched Voice Services for the benefit of Newco's customers.

(D) Newco intends to cease offering switched voice services in accordance with the terms set forth in the MOU.

(E) Newco has under separate agreement acquired Global One on the Effective Date.

NOW, THEREFORE, in consideration of the mutual promises set forth below, the Parties hereby agree as follows:

1.       DEFINITIONS AND INTERPRETATION

1.1 In this Agreement, words with initial capitals have the meaning set out below. Any defined term not included below has the meaning set forth in the MOU:

         "Acceptance Date"                  means  the  date  on  which Newco
                                            provides FT with written
                                            confirmation of the success of the
                                            Acceptance Tests;

         "Acceptance                        Tests" means the standard tests to
                                            be carried out by Newco as modified
                                            or amended from time to time, in
                                            order to accept a Service; the
                                            acceptance measurement shall comply
                                            with the applicable ITU-T
                                            recommendation;

         "Affiliate"                        means, with respect to any Person,
                                            any other Person controlled by,
                                            under common control with, or
                                            controlling such Person. For the
                                            purposes of this Agreement: (a) the
                                            term "control" means a Person's (1)
                                            ownership, directly or indirectly,
                                            of equity securities entitling it to
                                            exercise in the aggregate at least
                                            50% of the voting power of the
                                            entity in question; or (2)
                                            possession directly or indirectly,
                                            of the power to direct or cause the
                                            direction of the management and
                                            policies of or with respect to the
                                            entity in question, whether through
                                            ownership of securities, by contract
                                            or otherwise; (b) any reference to
                                            an Affiliate of FT means any
                                            Affiliate excluding Newco and its
                                            Subsidiaries; and (c) any reference
                                            to an Affiliate of Newco means a
                                            Subsidiary of Newco.

         "Agreement"                        means this Agreement, its Appendices
                                            and Service Orders;

         "Committed Delivery Date"          means in respect of each Service the
                                            date agreed between FT and Newco for
                                            delivery of Switched Voice Services
                                            as set out in Appendix 7 and as
                                            further specified in the Service
                                            Orders;

         "Confidential Information"         means any matters confidential or
                                            secret information or data that is
                                            of value to the Party disclosing
                                            such information, including
                                            confidential or secret (a)
                                            scientific or technical information;
                                            (b) information relative to the
                                            current or proposed business, sales,
                                            and marketing plans of the Party
                                            disclosing such information and
                                            financial information related
                                            thereto; (c) drawings, designs,
                                            computer programs and software
                                            devices; (d) costs and pricing
                                            information; and (e) the contents of
                                            this Agreement, provided, however,
                                            the term "Confidential Information"
                                            shall not include any information
                                            that (i) is now in or subsequently
                                            enters the public domain through
                                            means other than direct or indirect
                                            disclosure by either Party in
                                            violation of the terms of this
                                            Agreement; (ii) is already in the
                                            possession of the Party receiving
                                            such information free of any known
                                            confidential obligation to any other
                                            party; or (iii) is lawfully
                                            communicated to the Party receiving
                                            the information by a third party,
                                            free of any known confidential
                                            obligation, subsequent to the time
                                            of communication thereof by, through
                                            or on behalf of the other Party;

         "Contribution Agreement"           means this Agreement of that name,
                                            dated 19 November 2000 between
                                            France Telecom S.A., Atlas
                                            Telecommunications S.A and Newco;

         "Credits"                          means the rebates available to Newco
                                            in the event that FT fails to comply
                                            with the SLA as set out in Appendix
                                            7 ;

         "Data Protection Directives"       means the European Union Directive
                                            entitled "Directive 95/46/EC of the
                                            European Parliament and of the
                                            Council of 24 October 1995 on the
                                            protection of individuals with
                                            regard to the processing of personal
                                            data and on the free movement of
                                            such data" and the European Union
                                            Directive entitled "Directive
                                            97/66/EC concerning the processing
                                            of personal data and the protection
                                            of privacy in the telecommunications
                                            sector" and any future European
                                            Union directives relating to data
                                            protection;

         "Effective Date"                   means the date of Closing of the
                                            Contribution Agreement (as such term
                                            and process is defined therein);

         "Force Majeure"                    means events outside the reasonable
                                            control of the Parties, including
                                            acts of God, fire, flood, or other
                                            natural catastrophes; any law,
                                            order, regulation or request of
                                            governmental authorities of
                                            competent jurisdiction, national
                                            emergencies, insurrections, riots,
                                            wars, or strikes, lock-outs, work
                                            stoppages or other labour
                                            difficulties (except with respect to
                                            employees of the Parties and their
                                            respective Affiliates), power
                                            failures, or severe weather
                                            conditions;

         "Global One" or "GO"               means Global One Communications
                                            World Holding B.V. and Global One
                                            Communications Holding B.V. and
                                            their Affiliates immediately prior
                                            to the Effective Date;

         "Delivery Date"                    means in respect of each Service the
                                            date on which FT receives written
                                            confirmation from Newco of the
                                            success of the Acceptance Tests;

         "Indirect Access"                  means call collections from customer
                                            premises to a POP, supported by
                                            regular PSTN access network
                                            (incumbent carrier) under licensed
                                            based interconnect agreements with a
                                            PTO. The PTO is collecting calls and
                                            routing them to FT closest POP.
                                            Indirect Access covers Call by Call
                                            (using a
                                            carrier code assigned to
                                            the licensed party) or carrier
                                            pre-select (also called equal access
                                            whereby the PSTN trunk from customer
                                            equipment is flagged to the licensed
                                            party); the list of countries where
                                            Indirect Access is provided is set
                                            out in Appendix 11;

         "Initial Term"                     means the minimum term of a Service
                                            Order or this Agreement, as the
                                            context requires;

         "Intellectual Property Rights"     means any letters patent, patented
                                            articles, patent applications,
                                            designs, trade marks, service marks,
                                            trade or business names, domain
                                            names, copyrights, database rights,
                                            inventions whether or not capable of
                                            protection by patent or registration
                                            and know-how, whether registered or
                                            unregistered and including
                                            applications for the grant of any
                                            such rights of the foregoing
                                            descriptions and all rights or forms
                                            of protection having equivalent or
                                            similar effect anywhere in the
                                            world;

         "Joint Business Plan" means the document agreed between the Parties in application of the MOU and attached as Appendix 10.

         "Material Default"                 means (a) a Party's breach of any of
                                            the material terms or conditions of
                                            this Agreement including the failure
                                            to make any payment when due; (b)
                                            insolvency, bankruptcy, receivership
                                            or dissolution or any similar
                                            proceedings initiated by or against
                                            a Party or a material portion of its
                                            assets, in any jurisdiction; or (c)
                                            the execution by a Party of an
                                            assignment for the benefit of
                                            creditors or any other transfer or
                                            assignment of a similar nature (it
                                            being understood that the execution
                                            of any third party financing
                                            agreement(s) shall not constitute a
                                            Material Default);

         "MOU" means the Memorandum of Understanding for Switched Voice Services signed by the Parties June 28, 2001.

         "Network"                          means the network comprised of voice
                                            switches previously owned by Global
                                            One which are listed in Appendix 4
                                            and related voice equipment,
                                            excluding such switches and
                                            equipment located in Russia, used by
                                            FT to provide the switched voice
                                            services prior to the Effective
                                            Date;

         "Newco "                           means Equant and its Affiliates;

         "Person" means any individual, corporation, joint venture, unincorporated syndicate, unincorporated organisation, trust, trustee, executor, administrator or other legal representative;

         "Personal Data"                    means all data and other information
                                            constituting personal data in
                                            respect of which employees or
                                            customers of a Party are data
                                            subjects which are processed by the
                                            other Party in connection with this
                                            Agreement and which is not processed
                                            by such Party as a result of an
                                            agreement directly between itself
                                            and the other Party's employees or
                                            customers, whether that data or
                                            information is in oral, visual or
                                            written form or is recorded in any
                                            other medium. For the purposes of
                                            this definition, "data subject" and
                                            "processing" have the meaning given
                                            to those terms by the Data
                                            Protection Legislation and
                                            "processed" will have a
                                            corresponding meaning;

         "Point of Presence" or "POP"       means Global One POPs as listed in
                                            Appendix 3 as amended from time to
                                            time;

         "Service Agreement"                means the service agreement relating
                                            to switched voice miscellaneous
                                            services entered into by the Parties
                                            as of the Effective Date;

         "Service Level Agreement"          or SLA means the document attached
                                            as Appendix 7;

         "Service Order"                    means an order for Switched Voice
                                            Services placed with FT in the
                                            format as substantially as set out
                                            in Appendix 5;

         "Sites" means premises owned or under the control of Newco and its Affiliates where the POPs listed in Appendix 3 are located;

         "Switched                          Voice Services" means switched voice
                                            products and services provided by FT
                                            to Newco over the Network as more
                                            fully described in Appendix 1;

         "Subsidiary"                       means, with respect to any Person,
                                            any other Person controlled by such
                                            Person.

         "Sub-Contractor"                   means a Person to whom any products
                                            or Switched Voice Services may be
                                            sub-contracted pursuant to any
                                            Agreement, being either (a) any
                                            Affiliate of Party; or (b) any other
                                            third party; or (c) any
                                            sub-contractor of any of the Persons
                                            specified in (a) or (b) above;

         "Working Day" means local business days 8.30 am to 6.30 pm local time excluding bank and public holidays in the countries in which the relevant Sites are located.

1.2 The terms defined above include the plural as well as the singular. Unless otherwise expressly stated, the words "herein", "hereof", and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, provision or paragraph. "Article", "Section" and "Annex" references refer to articles and sections of, and annexes to, this Agreement. The words "include" and "including" shall not be construed as terms of limitation. The words "day", "month", and "year" mean, respectively, calendar day, calendar month and calendar year, and the words "writing" or "written" mean preserved or presented in retrievable or reproducible form, whether electronic (except for voice mail) or hard copy, unless otherwise stated herein. The word "or" shall mean "and/or" unless the context specifically requires otherwise. Any amounts expressed in dollars or preceded by "$" shall refer to United States dollars, unless specified otherwise. The headings used in this Agreement are included for convenience only and are not to be used in construing or interpreting this Agreement.

1.3 References to "Parties" in this Agreement means FT, Newco and each of such Party's Affiliates which will either be supplying products or Switched Voice Services under this Agreement and references to a "Party" means either (a) FT or the relevant FT Affiliate; or (b) Newco or the relevant Newco Affiliate, as the context requires, and such terms as "each", "either", "both", "the" or "neither" prefacing the use of the words "Party" or "Parties" shall be construed accordingly.

1.4 References to "FT" and "Newco " mean respectively France Telecom S.A. and Newco except (a) where the reference is in the context of the supply of any product or service where the reference will be to the relevant Affiliate; or (b) where the reference is to the granting of any Intellectual Property Right where the reference is to the Affiliate owning such rights or having contractual rights to licence same.

1.5 Execution of this Agreement is subject to the approval of Equant's Independent Directors, in accordance with Equant's Articles of Association and the Contribution Agreement.

2.       PURPOSE AND SCOPE

2.1      This Agreement sets out:

         (a) the scope of the Switched Voice Services to be provided to Newco, subject to Service Orders, and the terms and conditions which will govern such provision of Switched Voice Services;

         (b) the countries in which the Switched Voice Services will be provided;

         (c) the intention of Newco to cease providing its switched voice products;

         (d) the obligation of Newco to migrate all switched voice services over to the Network or to voice-over-data solutions by the end of the Transition Period; and

         (e) the Joint Business Plan, which the Parties have agreed to follow for the purpose of closing down Newco's switched voice businesses.

2.2      This Agreement excludes Switched Voice Services in Russia.

2.3 The Transition Period shall extend to the end of 2005. This Section supercedes and replaces the definition of Transition Period contained in the MOU.

2.4 Nothing herein shall be interpreted to restrict in any way Newco's right to provide voice services on any platform or technical solution other than a switched voice platform, or on a switched voice platform on an exceptional interim basis prior to migration to VOIP if FT is unable to provide Switched Voice Services for any reason whatsoever.

3.       TERM

3.1 This Agreement shall be effective as from the Effective Date and will continue for an initial term of 36 months ("Initial Term"), unless terminated earlier pursuant to Section 9.

3.2 Following this 36-month period, the Agreement will be automatically extended for 6 months terms unless either Party provides the other with 3 months notice of its intention to terminate this Agreement.

3.3 The Parties will enter into annual good-faith discussions to review the terms of this Agreement.

3.4 Notwithstanding Section 3.1, this Agreement will continue in full force and effect until the date of expiry of all Service Orders.

4.       SERVICE ORDERS

4.1 Services shall be provided pursuant to a Service Order agreed between the Parties.

4.2 Each Service Order duly completed shall come into force on its date of signature by both Parties.

4.3 Each Service Order shall state on the Service Order Form the Initial Term for which the Services shall be provided. This Initial Term shall start as from the Acceptance Date. The term of the Service Orders shall be limited to the duration of the agreed Transition Period defined in
         Section 2.

4.4 FT shall be entitled to terminate or reject any Service Order FT shall give Newco as much notice of such termination as is possible under the relevant circumstances.

4.5 Each Party shall be entitled to cancel or amend a Service Order subject to the Change Control Procedure.

4.6 FT shall be entitled to reject or delay implementation of any Service Order, in its sole discretion, if it is unable to provide any Switched Voice Service for regulatory or legal reasons or due to unavailability of infrastructure in any country.

5.       FT'S OBLIGATIONS

         FT agrees:

         (a) to provide Newco with Switched Voice Services in accordance with the provisions of this Agreement and the Service Orders, in particular Appendix 1 and Appendix 7;

         (b) to comply with all relevant local, national and supranational laws and telecommunications regulations in each jurisdiction in which it provides Switched Voice Services to Newco;

         (c) to comply with all other of its obligations specified in this Agreement and in the applicable Service Orders; and

         (d) to comply with the obligations set forth in the Joint Business Plan attached as Appendix 8


6.       NEWCO'S OBLIGATIONS

         Newco agrees:

         (a) to pay FT the Charges provided for in this Agreement and in the Service Orders in accordance with the provisions of
                  Section 8;

         (b) to provide FT with all reasonable assistance to enable Newco to carry out its obligations under this Agreement and the Service Orders;

         (c) to comply with all other of its obligations specified in this Agreement and in the applicable Service Orders;

         (d) to comply with all relevant local, national and supranational laws and telecommunications regulations in each jurisdiction where the Switched Voice Services are rendered.

         (e) to comply with the obligations set forth in the Joint Business Plan attached as Appendix 10.



7.       PRICING


7.1(*)

7.2(*)

7.3(*)

7.4(*)

7.4.1(*)

7.4.2(*)

7.5(*)

7.6      Billing principles

7.6.1 Traffic volumes measured by FT will be the reference for billing. Billable calls are efficient (i.e. answered) calls. The billable traffic volume information is derived from the Call Detail Records
         (CDR) produced by the switches, or enhanced voice service platforms when appropriate, managed/pre-processed by IS tools within Newco and processed by FTLD billing applications.

7.6.2    Billing will be done on a monthly basis.

8.       PAYMENT TERMS, TAXES

8.1      Currency of invoices and payment will be in Euros.

8.2 All Charges shall be payable within 60 days of the date of the invoice to which the payment relates, subject to Section 8.5, unless otherwise expressly stated in this Agreement.

8.3 The prices have been quoted exclusive of any taxes, levies, duties, withholding taxes or similar charges, direct or indirect which could be levied as a result of the execution of the Agreement.

8.4 All taxes, withholding taxes, levies and duties, including VAT, turnover tax, excise tax, sales tax or any other taxes or charges of whatever nature, direct or indirect, existing or to be created, other than taxes measured on FT income (corporate income tax) relating to the supply of the Switched Voice Services or of any services as provided under this Agreement shall be paid and borne by Newco.

         In the event that FT would be obliged to pay such above mentioned taxes, levies, duties and in particular withholding taxes, the amount of taxes paid will be deducted by FT from the amounts due under this Agreement. In the event that the taxes so paid exceeds the amounts due to Newco, Newco shall reimburse the said amounts of tax or charge so levied, in the same currency, within 30 (thirty) days after submission of the relevant documents.

8.5 Newco shall be entitled on reasonable grounds to dispute any invoice. In such case, Newco shall give FT notice within 30 days of receipt of the disputed payment, specifying the disputed amount, together with such supporting documentation as shall be necessary to substantiate its claim. The Parties shall co-operate to resolve the dispute in an expeditious manner and in any event within 45 days. No claims shall be valid if such notice and documentation is not delivered within such 30 day period. In no event shall either Party withhold any part of any invoice, which is not the subject of a bona fide dispute. If the dispute is not resolved within the above prescribed period, it shall be referred to the Steering Committee.

8.5 All amounts due hereunder that are not paid when due, including any amount disputed by Newco which is subsequently determined to be due to FT, shall accrue extended payment interest at the rate per annum of 2% above the 3-month Euribor rate in effect from time to time calculated on a daily basis from the date on which payment became due to the date such payment is received by FT or the highest rate applicable by law, whichever is the lesser.

9.       TERMINATION

9.1 Either Party shall be entitled to terminate this Agreement or any Service Order in accordance with Sections 16 or 19.8.

9.2 In the event of a termination of this Agreement pursuant to Section 9.1, the Parties shall agree on a transition plan that enables Newco to migrate its customers from the Network, with a time limit of six months. The Parties shall continue to co-operate at all times during the transition period and agree that the terms and conditions of this Agreement shall continue to govern such migration, as applicable.

10.      RELATIONSHIP MANAGEMENT AND DISPUTE RESOLUTION

(a)      Steering Committee

         The Parties agree to set up a steering committee ("Steering Committee") in charge of the execution of this Agreement and to act in the event of a disagreement on the execution or the interpretation of this Agreement. Each Party shall appoint a senior representative to the Steering Committee having sufficient authority and powers to bind the Parties in relation to such disputes. The Steering Committee shall meet each time one of the Parties so requires and in addition at least twice a year (whether in person or otherwise). The minutes of the Steering Committee shall be drafted by the Parties as soon as practicable but not later than 14 days after the date of any meeting and be amended and finally approved by exchange of e-mails.

(b)      Annual Review

         Through the Steering Committee, the Parties shall conduct a formal review of the performance of this Agreement once in each 12 month period. Such review shall include services, support, pricing, and customer issues.

(c)      Dispute Resolution

         (i) If a Party ("the Disputing Party") wishes to invoke the dispute procedure specified in this Section 10 it shall as soon as reasonably practicable notify its representatives of the Steering Committee of such dispute. The Disputing Party shall include with such notice all relevant details including the nature and extent of the dispute;

         (ii) following a notification under the Section 10(c)(i), the representatives shall convene the Steering Committee which, in good faith shall use all reasonable endeavors to resolve the dispute. If no agreement is reached at the level of the Steering Committee, the dispute may be escalated by any of the Parties to the level of the Executive Boards of the Parties. If a Party escalates a dispute, it shall record for the benefit of the next level all relevant details including what is agreed and what is not agreed concerning the dispute;

         (iii) no change to a representative shall be effective until it has been notified to the other Party;

         (iv) the above procedures are without prejudice to any other rights and remedies that may be available in respect of any breach of any provision of this Agreement;

         (v) all disputes arising under or in connection with this Agreement which cannot be settled through the dispute resolution procedure set forth herein shall be finally settled by a board of 3 arbitrators in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce. The arbitration shall take place in the Netherlands and all proceedings shall be in the English language. The decision reached by the arbitrators shall be final and either Party may seek to have the arbitral award enforced by any court of competent jurisdiction;

         (vi) each Party shall have the right to seek injunctive relief from any court of competent jurisdiction pending the establishment of the arbitral tribunal, injunctive relief in aid of arbitration or to protect the rights of such Party. Any request for such interim relief by a Party shall not be deemed incompatible with, or a waiver of, this agreement to arbitrate.

11.      CONFIDENTIALITY, PUBLIC ANNOUNCEMENTS

11.1 All Confidential Information shall be deemed the proprietary and confidential information of the disclosing Party and shall be used by the other Party only in accordance with this Agreement. Each Party shall be responsible for the performance by its respective Affiliates of the obligations under this Section 11 with respect to Confidential Information.

11.2 With respect to all such Confidential Information, the receiving Party shall:

         (i) receive and hold such Confidential Information in confidence and in the same manner the receiving Party treats its own proprietary or confidential information;

         (ii) restrict disclosure of such Confidential Information solely to those employees, advisers and consultants with a need to know in connection with the performance of this Agreement or the business of the Parties and not make any further use or disclosure without the prior written permission of the disclosing Party;

         (iii) advise those employees, advisers and consultants, given access to such Confidential Information of their obligations with respect to such information; and

         (iv) not copy nor reproduce any of such Confidential Information except to the extent necessary to perform this Agreement.

11.2 If either Party becomes subject to a mandatory requirement of any judicial, governmental or regulatory authority having jurisdiction over such Party to disclose Confidential Information, such Party shall give the Party, which disclosed such Confidential Information, notice as soon as practicable of such disclosure obligation and shall take any reasonable and lawful steps to limit the amount of Confidential Information to be disclosed.

11.3 All such Confidential Information disclosed by any Party to the other in tangible form shall, upon the request of the disclosing Party, and in any event upon termination of this Agreement, be returned to it or destroyed.

11.4 Neither Party shall be liable to the other in damages for inadvertent, accidental, unauthorised, or mistaken disclosure by its employees of Confidential Information obtained pursuant to this Agreement.

11.5 The provisions of this Section 11 shall survive the termination or expiration of this Agreement for a period of 5 years following such termination or expiration.

11.6 No Party shall make any public announcement with respect to any Agreement, without the prior written consent of FT and Newco.

12.      LIABILITY

12.1 Neither Party shall be liable to the other for consequential, indirect, exemplary or special damages, including damages for lost profits, revenue, opportunity, damage to or loss of data or other economic loss, regardless of the form of action whether in contract, indemnity, warranty, strict liability, or tort, including negligence, with regard to their performance or non-performance under this Agreement, or the provision of any products, services or other conduct under this Agreement.

12.2 Each Party providing products, services or support under this Agreement shall use reasonable efforts to provide its products, services or support in accordance with the terms and conditions of this Agreement. However, except in respect to any service level arrangements that may be agreed, neither Party shall guarantee to the other that the products or services provided by such Party shall not be affected by any delay, interruption, breakdown or failure or by any failure in or breakdown of such Party's transmission facilities associated with such products or services, provided that in each case, such event was not caused by a Material Default of such Party in the execution of its contractual obligations and that the providing Party shall exert all efforts to the best of its abilities, to mitigate the consequences of such event for the other Party.

12.3 Notwithstanding anything in this Agreement, neither Party shall be liable to the other for any claims arising out of a breach in the privacy or security of communications transmitted over such Party's facilities, unless such breach in the privacy or security of such communications is a result of the willful misconduct of such Party.

12.4 Except for (a) claims arising from death or personal injury (for which no limit applies); (b) claims arising from breach of third party Intellectual Property Rights; (c) unpaid invoices; (d) credits under any service level agreements; or (e) claims arising from breach of confidentiality, the Parties cumulative liability for damages under this Agreement, for any cause whatsoever, and regardless of the form of action, whether in tort or contract, shall be limited to the lesser of Euros 7,500,000 per event, or series of connected events, or the amount invoiced for the purchase of the products or services to which the claim relates, by either Party during the 12 month period immediately prior to the occurrence of the event that gave rise to the cause of action.

13.      INDEMNIFICATION

13.1 Except as otherwise provided herein, Newco and France Telecom S.A. (on behalf of themselves and their respective Affiliates) (each an "Indemnifying Party") hereby agree to defend, indemnify and hold the other Party, its Affiliates and their respective directors, officers, employees, and/or subcontractors harmless from and against any and all claims, actions or demands against the other Party, its Affiliates and their respective directors, officers, employees and/or subcontractors and from and against any and all damages, liabilities and expenses, including defence costs and legal fees, for injury to or death of any person and for loss of or damage to any and all real or personal property, whether tangible or intangible, arising out of the willful misconduct or negligent acts or omissions of the Indemnifying Party or its appointed agents, distributors and representatives, related to the Indemnifying Party's performance or non-performance of its obligations under this Agreement, including the Indemnifying Party's sale of products, or performance of services, dealings with customers, or any representation, act or omission made by the Indemnifying Party.

13.2 If notified in writing of any action brought against the Indemnified Party based on a claim that the Software or any equipment provided by the Indemnifying Party to the Indemnified Party as an integral part of any product or service infringes any Intellectual Property Right, the Indemnifying Party shall defend any such action at its expense and shall pay any and all fees, costs or damages that may be finally awarded in such action and/or settlement thereof, provided that the Indemnified Party gives the Indemnifying Party reasonable assistance to defend and/or settle such claim. In the event that an injunction, whether temporary or permanent, is obtained against the Indemnified Party prohibiting use of the Software or equipment provided to the Indemnified Party as an integral part of any product or service, or any part thereof, by reason of such infringement, the Indemnifying Party shall, at its option, either: (a) at the Indemnifying Party's expense, procure the right for the Indemnified Party to continue using the product or service; or (b) replace or modify such product or service so that it is non-infringing; or (c) if the foregoing alternatives are not feasible, the Indemnified Party shall, upon notice from the Indemnifying Party, cease to use such product or service.

13.3 Notwithstanding Section 13.2 above, the Indemnifying Party shall have no obligation to defend the Indemnified Party or to pay costs, damages, or legal fees for any claim based upon (a) use of other than a current unaltered release of the Software which is provided as part of the product or service, if such infringement would have been avoided by the use of a current unaltered release of such Software (subject to its provisioning by the Indemnifying Party); (b) the combination, operations or use of any Software furnished under this Agreement with Software or products not supplied by the Indemnifying Party, if such infringement would have been avoided by not combining, operating or using such Software with other programs or data; or (c) use of such Software other than with any equipment, products or services provided under this Agreement.

14.      FORCE MAJEURE

14.1 Neither Party shall be liable for failure to perform its obligations hereunder due to Force Majeure.

14.2 In the event that either Party is unable to perform any of its obligations under this Agreement due to Force Majeure, the non-performing Party shall immediately give notice to the other Party and do everything reasonably possible to remedy the condition and resume performance as soon as possible.

14.3 Upon receipt of such notice, the obligations under this Agreement which the affected Party is unable to perform because of such condition shall be suspended for so long as such condition exists and the relevant cure periods hereunder shall be extended for the period of time that such condition exists. Such affected Party will use all commercially reasonable efforts, including the use of alternative sources, work-around plans or other means, to overcome such event of Force Majeure as quickly as possible, and will keep the other Party informed of the results of such efforts on a regular basis. Such Party shall promptly notify the other of the termination of the event of Force Majeure, and when performance by such Party of the obligation excused by such event of Force Majeure will recommence.

14.4 Notwithstanding Section 14.3, either Party shall be entitled to terminate any Service Order if the Switched Voice Services under such Service Order are not performed in full for 30 consecutive days due to an event of Force Majeure.

15.      INSURANCE

         Each Party shall maintain throughout the term of this Agreement at least the following insurance coverage for itself, its officers, employees and any contractors and subcontractors, agents and representatives permitted to perform services on behalf of that Party in accordance with this Agreement: (i) all insurance coverage not specifically listed below that are required by the law of the local jurisdiction of any location to conduct business lawfully within the jurisdiction; (ii) general liability insurance of not less than Euros 10,000,000 per occurrence covering property damage, bodily injury and death, and including coverage for loss from products, completed operations and contractual liability; and (iii) commercial automobile liability insurance with limits of not less than Euros 10,000,000.

16.      CHANGE OF CONTROL

         Either Party shall be entitled to terminate this Agreement at its discretion on 60 days prior notice to the other Party, if France Telecom's interest in the voting stock of Newcofalls below 34%.

17.      NOTICES

         All notices, demands, or requests which may be given by any Party to the other Party shall be in writing in the English language and shall be deemed to have been duly given (a) on the date of dispatch when delivered in person; (b) one day after dispatch when sent by overnight courier, maintaining records of receipt; and (c) on the date of dispatch when sent by registered mail or facsimile during normal business hours with telephone confirmation of receipt and addressed as follows:

         If to Newco:     Equant N.V.
                          Gatwickstraat 21-23,
                          1043 GL Amsterdam-Sloterdijk
         Attention: Raoul Roverato
         With a copy to:
         The General Counsel or his appointed delegate (as notified to FT)

         If to FT: FTLD
                   246 rue de Bercy
                   75884 Paris cedex 12

         Attention: VMP - Francois Ravel
         With a copy to:
         Legal Department.

         The address, to which such notices, demands, request, elections, or other communications given by either Party, may be changed by written notice given by such Party to the other Party pursuant to this Section.

18.      CHANGE CONTROL PROCEDURE

18.1 The Parties recognize that this Agreement may need to be varied on a regular basis. Accordingly the Parties agree to the following change control procedure:

         (a) for operational changes to any Switched Voice Services performed, the terms of the relevant Service Order will apply;

         (b) for all other changes, the Parties shall effect such changes by entering into supplemental agreements to this Agreement which shall only be effective upon signature by authorized signatories of the Parties.

19.      MISCELLANEOUS

19.1     Governing Law

         The construction, performance, validity and remedies for breach of this Agreement shall be governed by English law.

19.2     Relationship between the Parties

         This Agreement is made between independent contractors and is not intended to create, nor shall it be construed to be, a partnership, franchise, or other form of business relationship, except as otherwise provided herein. No Party shall have, nor hold itself out as having, any right, power or authority to assume, create, or incur any expenses, liability, or obligation on behalf of another Party, except as expressly provided in this Agreement.

19.3     Successors

         This Agreement shall be binding upon the Parties and their respective permitted successors and assigns.

19.4     Assignment, Sub-Contractors

         Neither this Agreement, nor the rights, obligations or duties of either Party under this Agreement may be assigned or delegated to any other Person without the prior consent of Newco or FT (as the case may be), provided, however, that a Party may, without the other Party's consent, but with notice, assign or delegate all or part of its right and obligations under this Agreement, to an Affiliate of such Party, providing that the assigning Party shall continue to be liable for the performance of its obligations hereunder. FT shall be entitled to subcontract any of its obligations to Sub-Contractors, provided that FT shall accept liability for the acts and omissions of any Sub-Contractor.

19.5     No Waivers

         No waiver of any provisions of this Agreement and no consent to any default under this Agreement shall be effective unless the same shall be in writing and signed by or on behalf of the Party against whom such waiver or consent is claimed. No failure of either Party to strictly enforce any term, right, or conditions of this Agreement shall be construed as a waiver of such term, right or condition.

19.6     No Licenses

         Except as expressly set forth in this Agreement, no licenses or other rights of use of any patents, copyrights, trade secrets, trade names, trademarks, service marks or other proprietary rights are granted by this Agreement.

19.7     Warranties

         Each Party represents and warrants that:

         (a) it has the full authority to perform its obligations under this Agreement and that the person executing this Agreement on behalf of such Party has the authority to bind it;

         (b) it shall comply with all applicable laws, licenses and regulations in carrying out its obligations under this Agreement and shall conduct its business and represent the other Party in a professional, ethical, legal and businesslike manner, and shall commit no act which would reflect unfavorably on the other.

19.8     Material Defaults

         Either Party may terminate this Agreement in the event of a Material Default by the other Party, provided that:

         (a) the non-defaulting Party gives the defaulting Party at least 60 days prior written notice of the alleged Material Default and of the notifying Party's intention to terminate, or 30 days prior written notice in the case of the defaulting party's failure to make any payment when due; and

         (b) for events of Material Default that are capable of being remedied within the relevant period specified above, the defaulting Party has not remedied the alleged Material Default within that period.

19.9     Regulatory

         The performance of this Agreement by the Parties is subject to all applicable existing and future laws, rules, and regulations of any duly constituted governmental authority having jurisdiction, and is contingent upon the obtaining and continuance of such approvals, consents, governmental authorization, licenses and permits as may be required or deemed necessary for this Agreement by the Parties.

19.10    Data Protection

         In performing its obligations under this Agreement, the Parties shall comply with the Data Protection Legislation and in particular shall (a) take appropriate technical and organizational measures against the unauthorized or unlawful processing of Personal Data and against actual loss or destruction of, or damage to, the Personal Data, having regard to the state of technological development and the cost of implementing any measures, the measures must ensure a level of security appropriate to the harm that might result from unauthorized or unlawful processing or accidental loss, destruction or damage and the nature of the Personal Data; and (b) not export from any country within the European Economic Area any Personal Data to any country outside of the European Economic Area without the other Party's prior consent.

19.11    Severability

         In the event a court or other lawful authority of competent jurisdiction declares that any one or more of the provisions contained herein to be invalid, illegal or unenforceable in any respect, such declaration shall not affect the validity or enforceability of any other provision of this Agreement, provided that if necessary to maintain the intent of the Parties, the Parties shall negotiate in good faith to amend this Agreement to replace the invalid, illegal or unenforceable provision with an enforceable provision which reflects such intent as closely as possible.

19.12    Third Party Beneficiaries

         Except as otherwise expressly stated herein, nothing in this Agreement shall be construed as conferring any rights or benefits upon any Person whom or which is not a Party to this Agreement. The Contracts (Rights of Third Parties) Act 1999 and any other legislation in any jurisdiction applicable to this Agreement that confers contractual rights on third parties, is hereby excluded to the fullest extent permitted by law.

19.13    Entire Agreement

         This Agreement, including its Appendices, and the Service Orders together constitute the entire agreement between the Parties with respect to the subject matter dealt with in this Agreement and supersede all prior oral or written agreements, representations (innocent or negligent), statements, negotiations, understandings, proposals relating to such subject matter between the Parties.

19.14    Priority of Documents

         If there is any inconsistency between any of the provisions of the body of this Agreement and any Appendix or Service Order, the body of this Agreement shall prevail, unless otherwise expressly stated in the body of this Agreement.

19.15    Audit

         Each Party shall have the right, through an independent auditor retained by it or by itself, to inspect records of the other Party for the sole purpose of verifying the accuracy of the invoices and statements exchanged between the Parties for payment, provided that each Party shall be subject to no more than one such audit per year. Audits shall be allowed only after the giving of reasonable notice and only where an audit is conducted at a reasonable time. Any agent who may conduct an audit on behalf of a Party shall execute a confidentiality undertaking if required by the Party whose records are being audited.

19.16    Survival of Terms

         The following Sections of this Agreement will survive its termination or expiry:

         Section 10(c) (Dispute Resolution);
         Section 11 (Confidentiality of Agreement, Public Announcements);
         Section 12 (Liability);
         Section 13 (Indemnification);
         Section 19.2 (Relationship of Parties);
         Section 19.5 (No Waivers);
         Section 19.11 (Severability);
         Section 19.12 (Third Party Beneficiaries);
         Section 19.14 (Priority of Documents);
         Section 19.16 (Survival of Terms).

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed.

          APPENDIX 1- DESCRIPTION AND SCOPE OF SWITCHED VOICE SERVICES

1.       SCOPE OF SWITCHED VOICE SERVICES

1.1      ELEMENTS

         The elements of Switched Voice Services to be provided to Newco under this Agreement are:

         1.1.1 management and routing of voice traffic over the Network from one POP to another POP ("POP to POP traffic");

         1.1.2 management and routing of voice traffic from a POP to an end destination ("POP to end traffic"). This service element includes the "termination" of the traffic, usually via a local PSTN or other supplier.

1.2      KEY SERVICE ELEMENTS

         The key elements of the Switched Voice Services are as described in the following Sections and illustrated in schemes 2a, 2b and 2c.

         1.2.1    BASIC SERVICE

                  Basic Service comprises:

                  (a) management of all traffic and optimization of its routing in terms of cost and quality ("Best Choice Routing"),

                  (b) implementation, change management and maintenance of Switch configurations.

                  A common planning of customer access activities will take place between Newco and FT, to ensure that Newco's lead-time objectives for customer provisioning and change management are met.

                  Newco will be responsible for and will manage Newco customer relationships, product management, sales and marketing, global customer service centres, customer network implementation and change management, Newco customer billing operations, customer information system development and operation.

                  Newco will be responsible for the provision of Newco customer access (via dedicated, switched, PSTN, mobile, IP and domestic or international toll free service (ITFS), as well as possibly through partners such as Affiliated National Operators (Affinos), and manages this function, except for indirect access as described in Section 1.2.3 of this Appendix.

                  The various access methods are illustrated in scheme 2c.

                  The PoPs are listed in Appendix 3. Appendix 4 provides the detailed list of switches located in these PoPs. Access interfaces on the switches are provided in Appendix 6.

                  The overall list of POPs may evolve and be reduced as a result of Network restructuring efforts without affecting Service Orders in force.

1.2.2 VALUE ADDED SWITCHED VOICE SERVICES

                  Value Added Switched Voice Services include IN Switched Voice Services and more advanced voice service capabilities such as CLI, Network-Interactive Voice Response

                  "N-IVR" and Intelligent Contact manager "ICM". Such value added services are currently solely offered by Newco to its customers and not offered by FT to other FT customers. Until an alternative solution is available, the added value services shall be carried on top of the switched voice backbone network operated by FT.

                  For the value added switched voice services offered by Newco to its customers, Newco will be responsible for the services and for the specific key network elements such as IN Platforms, call routers, network IVR/VRU and ICM equipment and any Newco customer specific application running on the IN Platforms.

                  Newco will consolidate all the functions related to the operations, the maintenance and the provisioning of all the value added platforms (as listed in Appendix 9) supporting the value added services. More precisely, Newco will take over the monitoring and the fault management of all IN & N-IVR platforms, the after hours monitoring of the NCM/ICM platform, and all table/translations activities on the SCP which are performed by FT on behalf of Newco.

                  The dedicated Lan-to-Lan network "VRU-Net" (allowing IP connectivity between SCP/IN, N-IVR, and ICM) and the dedicated customer Lan-to-Lans (allowing IP connectivity between central ICM and the Peripheral gateways located at customer premises) will also be the full responsibility of Newco.

                  This transfer of activities is not affecting FT responsibilities and related activities of the "basic service". While Newco will provide table fill for the value added platforms, any related switch table fill and activity will still be processed through FT.

                  The transition plan should be developed and agreed between the Parties by June 1st, 2002. It will include the transfer of network management systems related to the SCP/IN, N-IVR and ICM to Newco premises and the corresponding transfer of knowledge. The effective hand-over date of the activities must be mutually agreed between FT and Newco.

1.2.3 INDIRECT ACCESS

                  (a) The MOU provides that generally, Newco is responsible for access services, and Indirect Access is a part of access services. FT has however committed to assume responsibility for certain activities and the supply of certain technical features.

                  (b) FT shall be responsible for the signaling, numbering plan, day to day capacity planning, monitoring and trouble shooting procedures relating to Indirect Access.

                  (c) FT will be responsible for directing and managing all negotiations with PTOs for Newco for Indirect Access to and will exercise best efforts to have all necessary agreements in place for Indirect Access.

                  (d) FT shall be responsible for development and implementation of technical solutions necessary to ensure regulatory compliance for existing and future Switched Voice Services (including number portability).

2.  MAINTENANCE AND CHANGES TO THE SWITCHED VOICE SERVICES

                  (a)      MAINTENANCE OF THE SWITCHED VOICE SERVICES

                           FT will be in charge of maintaining and operating the Switched Voice Services and will bear the costs as defined in the Joint Business Plan.

                          These activities would include but not be limited to:

                           - Engineering & planning for all switching network
                             elements of the Network.
                           - Switches translations for circuit expansion &
                             routing changes
                           - Switches & Inter-machine Trunks dimensioning
                           - Signaling network planning, engineering &
                             maintenance
                           -Centralized monitoring of the voice Network

                  (B)     CHANGES TO SWITCHED VOICE SERVICES

                           At any time during this Agreement, changes to the Switched Voice Services, according to the principles defined in the Joint Business Plan, may be initiated by either Party following the Change Control Procedure set out in Section 18 which will cover at least the following steps:

                           - A formal written change request will be provided by the Party requesting the change. This request will contain the description of the change, the required date for implementation and volume indications if appropriate'

                           - A joint feasibility study, including a business case will be carried out by the Parties.

                           - A formal written answer to the change request will be provided by the other Party which will at least detail all reasons and justifications, and the impact on the prices and the quality of service.

                           - A formal written "go/no' go decision will be provided by the other Party.

                           If the change has been requested by Newco, including in case of evolution of Newco's own product offering, specific growth of its business or legal constraints, such change may result in changes to the price applicable for the relevant Switched Voice Services

                           In case of evolution of any Switched Voice Service initiated by FT, as a result of network optimization, technology evolutions or business decisions, there will be no increase of the price applicable under this Agreement..

                  (C) INVESTMENT REQUIREMENTS

                  For service evolutions requiring asset additions and enhancements, a capital requirement will be identified which will be subject to a joint approval process, which process shall include which Party will fund the investment.

                  In the event the investment is approved, Newco shall issue a request for the new service to FT, and FT shall advise the price, if any. The price shall be determined by reference to paragraph 2 (b) above.

                  In the event that a decision can not be reached regarding the investment through the joint approval process identified above, the escalation/arbitration procedure described in
                  Section 10 will apply.

3. TRAFFIC FORECAST

Operational traffic volume forecasts will be provided by Newco to FT and used by FT to prepare in advance the network/operations related activities. They will be provided on a four quarters rolling basis.

They will include the same type of information as the forecasts provided through the Service Orders, and will be more precise /detailed (i.e. with all the routes). In order to allow Newco to prepare the forecasts, FT will provide Newco with recent and detailed traffic reports on Newco customers.

                        APPENDIX 2: KEY NETWORK ELEMENTS

         Scheme 2a: Overall split of network responsibilities Newco/FT

         Scheme 2b: Access and traffic routing

         Scheme 2c: Various access types

         Scheme 2a - Overall split of network responsibilities Newco/FT



                                   [GRAPHIC]

                    Scheme 2b - Access and traffic routing

                                   [GRAPHIC]

                        Scheme 2c - Various Access types

                                   [GRAPHIC]

                         APPENDIX 3: INTERNATIONAL POPS

EUROPE


COUNTRY                                                 CITY
Austria                                                 Wien
Belgium                                                 Brussels
Denmark                                                 Copenhagen
Finland                                                 Helsinki
France                                                  Paris - Bagnolet
Germany                                                 Frankfurt
Italy                                                   Milan
Luxembourg                                              Luxembourg
Netherlands                                             Amsterdam
Norway                                                  Oslo
Portugal                                                Lisbon
Spain                                                   Madrid
Sweden                                                  Stockholm
Switzerland                                             Geneva
UK                                                      London Archway
UK                                                      London - Telehouse

REEMEA

COUNTRY                                                 CITY

AMERICAS

COUNTRY                                                 CITY
Brazil                                                  Sao Paulo
Canada                                                  Toronto
USA                                                     Washington (Oak Hill)

ASIA

COUNTRY                                                 CITY
Australia                                               Sydney
Hong Kong                                               Hong Kong
Japan                                                   Tokyo
New Zealand                                             Auckland
Singapore                                               Singapore
Taiwan                                                  Taipei

                                  DOMESTIC POPS

EUROPE

COUNTRY                                                 CITY
Belgium                                                 Brussels
Germany                                                 Frankfurt
Netherlands                                             Rotterdam
Spain                                                   Barcelona
Spain                                                   Bilbao
Switzerland                                             Zurich
UK                                                      Manchester

AMERICAS

COUNTRY                                                 CITY
Brazil                                                  Rio de Janeiro

ASIA

COUNTRY                                                 CITY
Australia                                               Melbourne



Note: The overall list of POP's represents the current configuration of the Network under FT management. This configuration will evolve with a reduction of required POP's due to restructuring, network efficiencies, service requirements and technology evolution in accordance with Appendix 1, Section 2(b)

Addresses of POPs-.

                     APPENDIX 4: LIST OF SWITCHES PER TYPE



ERICSSON - AXE10

Brazil               Sao Paulo          Sao Paulo                     AXE10      International Switch          1
Brazil               Rio de Janeiro     Rio de Janeiro                AXE10      Domestic Switch               2
Canada               Toronto            Toronto                       AXE10      International Switch          3
Denmark              Copenhagen         Copenhagen                    AXE10      International Switch          4
Finland              Helsinki           Helsinki                      AXE10      International Switch          5
France               Paris              Paris                         AXE10      International Switch          6
Luxembourg           Luxembourg         Luxembourg                    AXE10      International Switch          7         12
New-Zealand          Auckland           Auckland                      AXE10      International Switch          8
Norway               Oslo               Oslo                          AXE10      International Switch          9
Singapore            Singapore          Singapore                     AXE-10     International Switch         10
Sweden               Stockholm          Stockholm                     AXE10      International Switch         11
Switzerland          Geneva             Geneva                        AXE10      International Switch         12

NORTEL - DMS-100E / DMS-GSP
UK                   London             Telehouse                     DMS100E    International Switch         13
UK                   Manchester         Manchester                    DMS100E    Domestic Switch              14
Australia            Melbourne          Melbourne                     DMS-GSP    Domestic Switch              15
Australia            Sydney             Sydney                        DMS-GSP    International Switch         16
Austria              Vienna             Vienna                        DMS-GSP    International Switch         17
Belgium              Brussels           Brussels                      DMS-GSP    International Switch         18
Germany              Frankfurt          Frankfurt                     DMS-GSP    International Switch         19
Hong-Kong            Hong Kong          Hong Kong                     DMS-GSP    International Switch         20
Italy                Milan              Milan                         DMS-GSP    International Switch         21         15
Japan                Tokyo              Tokyo                         DMS-GSP    International Switch         22
Netherlands          Amsterdam          Amsterdam                     DMS-GSP    International Switch         23
Spain                Madrid             Madrid                        DMS-GSP    International Switch         24
Taiwan               Taipei             Taipei                        DMS-GSP    International Switch         25
UK                   London             Archway                       DMS-GSP    International Switch         26
USA                  Oak Hill           Reston                        DMS-GSP    International Switch         27

NORTEL - M1/MMCS
Germany              Frankfurt          Frankfurt1                    MMCS       VPN Customers                28
Italy                Milan              Milan1                        MMCS       Decomm started 2001          29
Netherlands          Amsterdam          Amsterdam2                    MMCS       Test Lab Environn.           30
Netherlands          Rotterdam          Rotterdam2                    MMCS       VPN Customers                31
Spain                Barcelona          Barcelona2                    MMCS       Domestic Access Switch       32
Spain                Bilbao             Bilbao1                       MMCS       Domestic Access Switch       33         10
Switzerland          Geneva             Geneva2                       MMCS       Protocol Converter           34
Switzerland          Zurich             Zurich1                       MMCS       VPN Customers                35
Portugal             Lisbon             Lisbon1                       MMCS/C7    International Switch         36
Belgium              Brussels           Brussels1                     M1         Protocol Converter           37

ERICSSON - ANS/BMX
Denmark              Copenhagen         CopenhagenA                   ANS        Protocol Converter           38
France               Paris              ParisA                        BMX        Protocol Converter           39          2

                                                                                                                         12


                            APPENDIX 5: SERVICE ORDER

The Service Order shall provide the following information:

1. TIME PERIOD during which the Service Order is applicable : Start Date - End Date The period will cover at least two quarters. A Service Order will be agreed upon by the Parties every quarter for the next two quarters, with a two months notice. For example, the Parties shall agree on the Service Order related to January-June 2002 by the end of October 2001.

2.       TRAFFIC FORECASTS  from Newco for the specified Time Period :

         -        international and domestic traffic,
         -        on-net and off-net traffic,
         -        switched access traffic.

The forecasts will be provided in Minutes and will include, for every PoP of the
Network:

                  -        DOMESTIC TRAFFIC forecasts
                  - ON-NET INTERNATIONAL TRAFFIC forecasts to all PoP of the Network (PoP to PoP matrix).
                  -        OFF-NET INTERNATIONAL TRAFFIC forecasts :

                           - Off-net traffic forecast from the PoP to the following zones : Europe, USA, North America except USA, South America, Asia Pacific, Rest of the World

                           - Off-net traffic forecast from the PoP to the routes with more than 2 millions minutes / year.

                  - SWITCHED ACCESS TRAFFIC, as a percentage of the total traffic originating from the PoP

Note : Newco has indicated a difficulty to split on-net and off-net traffic forecasts. The Parties agreed to work jointly to resolve this issue. Newco's ability to provide traffic forecast is dependent upon FT supplying traffic reports for Newco customers as described in Section 3 of Appendix 1. These forecasts are for information purposes only, as a sub-set of the formal operational forecast process, with no penalty applicable.

3. QUALITY REQUIREMENTS
By default the quality requirements will be as defined in Appendix 7 of the Agreement. Any other quality requirement will have to be specified and mutually agreed.

4. OTHER REQUIREMENTS

5.  SERVICE ORDER SIGNATORIES

FOR FT:-                                    FOR NEWCO:-

---------------------------                 ---------------------------
Name:                                       Name:


Title:                                      Title:

Date:                                       Date:

                  APPENDIX 6: ACCESS INTERFACES ON THE SWITCHES

         The access interfaces may be:

a)       ISDN Primary Rate Interface (PRI) on an E1/T1 digital interface,

b)       Digital interface (T1/E1) with SS7 signaling,

c)       Digital interface (T1/E1) with CAS signaling.

         The available signaling variants depend on the PoP. Their evolution will follow the rules set forth for service evolution in Appendix 1,
         Section 2..

     APPENDIX 7: VOICE QUALITY REQUIREMENTS - SERVICE LEVEL AGREEMENT KPI'S

As of May 2001, OECD is composed of the following countries: Australia, Austria, Belgium, Canada, Czech Republic, Denmark, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Japan, Korea South, Luxembourg, Mexico, The Netherlands, New Zealand, Norway, Poland, Portugal, Spain, Sweden, Switzerland, Turkey, United Kingdom, United States.

Different objectives will be defined by the Parties for traffic connecting to mobiles. The Parties shall determine if a separate service level agreement for mobile traffic is required and if so what the parameters and service levels will be.

1.       POST DIAL DELAY

         DEFINITION

         Post Dialing Delay is the time between when FT receives the last digit of the number of the called party and the time when FT sends an acknowledgement tone or announcement.

         OBJECTIVES

         FOR OFF NET CALLS:

         Post Dialing Delay should not exceed 8 SECONDS towards sites in at least 80 % of the industrialized countries, and 10 seconds towards sites in the remaining 20 % of the industrialized countries.

         Post Dialing Delay should not exceed 15 SECONDS towards sites in at least 70 % of the non-industrialized countries.

         FOR MANAGED ON NET CALLS:

         Post Dialing Delay should not exceed 5 SECONDS towards sites in industrialized countries.

         Post Dialing Delay should not exceed 10 SECONDS towards sites outside industrialized countries.

         CONDITIONS OF APPLICATIONS:

         Industrialized Countries are OECD countries + Singapore + Hong Kong.

         For terminating Managed On-Net Sites connected through CAS signaling, analog signaling or connected through Switched Access, Dial-In Access, Off Net PDDs are targeted.

         For measurement purpose, the PDD is calculated as the time difference between the Initial Address Message (IAM) to the Address Complete Message (ACM) and measured in seconds.

         CREDIT


POST DIAL DELAY                                                        CREDIT
Off-net calls: More than 12 seconds towards        Application of section 6 of this Appendix
sites in industrialized countries or more
than 20 seconds towards sites in
non-industrialized countries


On-net calls: More than 8 seconds towards sites    Application of section 6 of this Appendix
in industrialized countries or more than 14
seconds towards sites in non-industrialized
countries

2.       ANSWER SEIZURE RATIO

         DEFINITION

         The Answer Seizure Ratio is the ratio of completed calls against total number of calls made. A complete call is a call that is hanged up by the dialed party.

                    (total completed calls) x 100
                     ---------------------
                    (  total calls made   )

         OBJECTIVES

         FOR ALL CALLS:

         Answer Seizure Ratio should be higher than 60% for at least 80 % of industrialized countries, and higher than 55% for the remaining 20% of industrialized countries.

         Answer Seizure Ratio should be higher than 40% for most non-industrialized countries

         CONDITIONS OF APPLICATIONS:

         Industrialized Countries are OECD countries + Singapore + Hong Kong.


         REPORTING

         Reporting will show ASR on a country by country basis.

         CREDITS


ANSWER SEIZURE RATIO                                                   CREDIT
Less than 55% for industrialized countries, for    Application of section 6 of this Appendix
at least 1% of the traffic

Less than 40 % for non-industrialized countries,    Application of section 6 of this Appendix
for at least 30% of the traffic

3.       ROUTE AVAILABILITY

         DEFINITION

         The Route Availability measures the availability of a route to carry traffic. A route is defined by a PoP of origin and a destination. A route is unavailable when all traffic offered to the route is rejected

         Route Availability = Duration during which the route is available x 100
                              --------------------------------------------
                                         Total measurement duration

         The measurement period can be 1 hour, 1 day or 1 week.

         OBJECTIVES

         The route availability should be higher than 99.73 % for all routes.

         CONDITIONS OF APPLICATIONS:

         The Route Availability is measured only in countries where the SOTAS system is available. SOTAS is the source of the measurement data.

         CREDITS
ROUTE AVAILABILITY                                                     CREDIT

Less than 99.5, for at least  1% of the traffic      Application of section 6 of this Appendix


4.       MONTHLY MEAN TIME TO RESTORE

         DEFINITION

         To ensure that FT is following its commitments for Monthly Mean Time to Restore, FT will compile, report and follow-up on its performance hereunder.

         OBJECTIVE

         - The Monthly Mean Time to Restore the Service should not exceed 5 hours for P1 tickets. P1 tickets mean - a Newco single connection outage or Connection down without alternate route or Tandem host/application down or Server Outage.

         - The Monthly Mean Time to Restore the Service should not exceed 8 hours for P2 tickets. P2 tickets mean - Partial single customer outage or Connection down with alternate route available.

         - 80% of the P1/P2 tickets shall be resolved within 2 times the relevant Monthly Mean Time to Repair

5.       PROVISIONING LEAD-TIME

         DEFINITION

         The provisioning lead-time shall be defined as the period between the date of the notification by Newco to FT and the date of the Acceptance Tests.

         To ensure that FT and Newco are following their commitments of provisioning and change lead-time, FT will be responsible for compiling, reporting and the follow-up of this information.

         Newco will be responsible to provide its input into this KPI related to:

         -        new voice customer service implementation,

         -        major changes on a existing customer service,

         -        minor feature changes on a existing customer service,

         -        minor parameter changes on an existing customer service.

         The provisioning lead-time starts for new customer service implementation and major changes on an existing customer service upon the date of notification from Newco to FT ,and for the minor feature changes or minor parameter changes on an existing customer service upon the date of notification delivered by Newco to FT.

         Before notification is given, FT will sometimes be required to support Newco during the provisioning time for capacity planning and routing.

         OBJECTIVE

         - The provisioning lead-time for new voice customer service implementation should not exceed 60 Working Days (to be discussed and reviewed on a per country basis).

         - The provisioning lead-time for major changes on an existing customer service should not exceed 60 Working Days (to be discussed and reviewed on a per country basis).

         - The provisioning lead-time for minor feature changes on an existing customer service should not exceed 10 Working Days (to be discussed and reviewed on a per country basis).

         - The provisioning lead-time for urgent minor parameter changes on an existing customer service should not exceed 2 Working Days .

         A change requiring hardware or software modification or raising network capacity issues is considered as a "major" change.

         The installation of a customer using Indirect Access should be done within 5 Working Days, if Indirect Access is already implemented in the country, and if this installation does not lead to a major change.

6. CREDIT

         A credit mechanism is applied for the KPIs indicated above.

         If one of the KPI credit quarterly threshold is met within the quarter, and if this situation is confirmed by both Parties, the credit fee will be equal to:

         $100 X number of Working Days within a quarter where the KPI credit threshold is exceeded. This KPI credit is only applicable to the number of days outside the KPI.

         If the threshold for the KPI exceeds 15 consecutive Working Days, the above credit allowance will be increased to $200 per Working Day for each additional day after the initial 15 day period.

       No Credit shall be granted if the malfunction of the Service is due to:

         (i)      An outage or other defect occurring in FT managed equipment.
         (ii)     An outage due to Force Majeure.
         (iii) An outage imputed to Newco, its employees its Sub-Contractor or third parties used by Newco acting under this Agreement.

         The Parties shall review the quality requirements (KPIs) described in this Appendix at least once every 12 months and the KPIs targets on a quarterly basis. If the Parties agree, they will make all the necessary changes to any KPI and KPI targets. Notwithstanding the foregoing, the Parties agree that both the KPIs and the KPIs targets will be reviewed by May 31, 2002.

7.       REPORTING:

         All reports shall be generated by FT and provided to Newco on a monthly basis. Points of contact (POC) will be established.

         FORMAT REPORT

         Microsoft Word shall be used for the reports and accompanying charts and/or tables in either Microsoft Word or Excel. The report shall include all KPIs with accompanying breakdowns.

         All reports shall be developed, maintained, owned, and distributed by FT and provided to Newco. FT shall initiate any follow-up action that may be necessary as the result of sub-standard performance.

         ON-LINE REPORT

         As soon as possible, the most current KPI report shall be posted on an Intranet WEB site, accessible only to authorized employees of FT and Newco. The previous twelve months of reports shall be archived on the same web site. The reports should be in standard format and easily downloaded from the web site.

         METHODOLOGY

         FT and Newco shall jointly develop a record keeping method to track the KPIs and to ensure the information is kept up-to-date.

         KPI REVIEW

         FT and Newco shall jointly review the results reported in the monthly, quarterly, and annual KPI reports.

         DISPUTED KPI RESULTS

         The Parties will discuss within 5 Working Days from receipt, any issues or disputes concerning the monthly, quarterly, or annual KPI reports. Each Party shall provide the other with reasons and backing information. The other Party shall have 5 Working Days from receipt of the dispute to provide an answer or explanation in writing. If there is a mistake or omission in the original KPI report, the report owner shall provide a corrected version of the report within 5 Working Days of dispute resolution.

         PERIODICITY

         FT is responsible for consolidation of the reports provided by Newco and FT according to the format agreed. Newco will provide the result of the measurements by the 5th of the following month.

         MONTHLY KPI REPORTS

         FT shall prepare the preceding month's KPIs for the monthly KPI report. FT shall provide a formal report and post an on-line version by the 15th day of the next month, or the last day of the next month in the event there is a dispute regarding the results produced by the measurements provided by Newco.

         FT will assemble the KPI information for the entire quarter (three months) and will provide the information displayed both as monthly data and for the cumulative quarter as a whole. The quarterly report will be provided (both the Word document and the on-line posting) on the 15th of the first month of the following quarter for the previous quarter, or the last day of the first month of the following quarter in the event there is a dispute regarding the results produced by the measurements provided by Newco.

         ANNUAL KPI REPORTS

         FT will assemble the KPI information for the entire year and will provide the information displayed both as monthly data, cumulative by quarter, and for the year as a whole. The annual report will be provided (both the Word document and the on-line posting) prior to the 20th of January of the following year or the last day of January of the following year in the event there is a dispute regarding the results produced by the measurements provided by Newco.

8. PERFORMANCE REVIEW:

         FORMAT

         MONTHLY PERFORMANCE REVIEW

         The management teams responsible for the KPIs shall review the monthly performance. There should not be a need normally for a face-to-face meeting unless the results are below expectation, and it is determined a Service improvement plan (SIP) must be implemented. Designated management and executive management representatives for FT and Newco shall attend such meetings, if required.

         QUARTERLY PERFORMANCE REVIEWS

         Quarterly performance reviews shall be formal meetings unless otherwise agreed unnecessary by both Parties. FT shall present the results for the entire quarter. Designated management and executive management representatives of FT and Newco shall attend the meetings.

         ANNUAL PERFORMANCE REVIEW

         The meeting format shall be formal and shall be attended by FT's and Newco's executive management, or their designated representatives. FT shall prepare a presentation of the results for the year.

         METHODOLOGY

         MONTHLY PERFORMANCE REVIEW

         If a monthly performance review is required, it shall follow the same process as the quarterly performance review.

         QUARTERLY PERFORMANCE REVIEW

         The quarterly performance review shall be held within 20 Working Days or 25 Working Days in the event of a dispute regarding the measurements provided by Newco, after the end of the quarter. Newco shall coordinate with FT to decide upon a suitable location for the review and to ensure adequate meeting facilities are provided for and arranged. Newco and FT will agree on the meeting agenda at least 5 Working Days before the meeting. During the review, FT shall present the forecast of voice equipment and voice activity for the coming quarter. Newco shall be responsible for taking and distributing the minutes of the review within 5 Working Days.

         ANNUAL PERFORMANCE REVIEW

         The annual performance review shall be held within 20 Working Days, or 25 Working Days, in the event of a dispute of the measurements provided by Newco, after the end of the year.. Newco shall coordinate with FT to decide upon a suitable location for the review and to ensure adequate meeting facilities are provided for and arranged. Newco and FT will agree on the meeting agenda at least 10 Working Days before the review. FT shall present the forecast of voice network requirements for the coming year. Newco shall be responsible for taking and distributing the minutes of the review within 5 Working Days.

9.       SERVICE IMPROVEMENT PLANS (SIPS)

         The Service Improvement Plan (SIP) shall ensure that service failures are identified, documented, assigned, and corrected within a committed timeframe. The SIP shall also be used after Newco has determined that FT has not met its required service performance, or when FT is not following the required contract specifications, processes, and procedures.

         The need for service improvement shall be determined during the monthly and quarterly performance review meetings unless otherwise requested by one of the Parties. If it is determined during the monthly or quarterly performance meetings that the SIP process must be implemented, a problem statement shall be sent to FT for implementation. FT shall respond to Newco with a proposed action plan and timetable within 10 Working Days. Upon Newco's approval, and response from FT, the SIP shall be implemented.

                        APPENDIX 8: OPERATION PROCEDURES

This Appendix is for definitional purposes only.

1       FAULT MANAGEMENT PROCEDURES

All Switched Voice Services related Trouble Tickets will be addressed to a single organization within FT for which a point of contact has to be provided.

This organization will be responsible for managing the outage information and referring it to the proper internal fix agency, on a 24x7 basis in English.

The proper fix agency will handle switch network component fault isolation and Newco trouble resolution on a 1st, 2nd and 3rd level support. It will also report on a regular basis all throughout the process until the problem is solved.

Resolution's priorities and timeframes taken into account for trouble resolution are as follows:
- P1 : service restoration under 5 hours
- P2 : service restoration under 8 hours
- P3 : Application usable but with slow response
- P4 : Non-service affecting and proactive notification of out of service

PRIORITY: describes the severity of a ticket (P1-P4) based on customer/network impact. Used to determine order of tickets worked and allocation of resources.

- PRIORITY 1 - Newco single connection outage or Connection down without alternate route or Tandem host/application down or Server Outage

- PRIORITY 2 - Partial single customer outage or Connection down with alternate route available

- PRIORITY 3 - Transient/degraded service or Slow or degraded service or Slow response or delays or Server problem with work around

- PRIORITY 4 - No customer impact or Monitoring or Documentation or Cards on backup or Chronic ticket


2      PROVISIONING PROCEDURES

Switched Voice Services provisioning activities and any related projects to be performed by FT will be requested through a single point of contact, who will in turn, refer the requirements to the appropriate organization within FT.

This specific FT organization will then perform any activity relevant to the Voice provisioning process, to include: Order entry interface, Configuration (table building and translation), Testing, etc.. It will also report on a regular basis all throughout the project until acceptance and hand-over to operations.

                      APPENDIX 9: ENHANCED VOICE PLATFORMS

The following platforms are owned by Newco, as of May 2001.

-        IN SCP (Service Control Platform) :
            -        Paris Bagnolet
            -        London Archway

- Network IVR/VRU (Voice Response Unit) :
            -        Paris Bagnolet (2)
            -        London
            -        Frankfurt Raimundstrasse
            -        Stockholm

- Call router :
            -        London Archway
            -        London Park Royal

                        APPENDIX 10 - JOINT BUSINESS PLAN

                                                      2000 Cost Structure                      2001 Cost structure
                                                      TOTAL WITHOUT RUSSIA                     TOTAL WITHOUT RUSSIA
SCENARIO X-EXTENDED                                    M$      % REVENUE     FIXED VARIABLE     M$     % REVENUE


REVENUES                                                102.2 ON FTLD NETWORK                   97.3 ON FTLD NETWORK
              Global One GVPN-GCC                       56.6                                    54.3

              Global One GDD                            45.6                                    43.0

              Sita-Equant                               22.2 not taken into account here

              Volume (million minutes)                 785.0                 0.13$/min         1,069

DISTRIBUTION                                            29.4                 28.8%              25.4

              Revenue adjustments/bad debts              2.3                  2.2%               1.9

              S&M (Sales & Global Sales, CEO/COO)       20.4                 20.0%              16.1

              Voice Pricing                                                                      0.2

              Voice Product Management                                                           0.2

              Central Billing (production)               1.2                  1.2%               2.0

              Global customer service center             3.1                  3.0%  0.8  2.3%    3.0

              G&A for sales                              2.3                  2.3%               1.9

OPS AND IT                                              12.6                 12.3%              10.4

              Information systems                        4.5                  4.4%               5.1

              Information systems (EDM)                                                          0.4

              Service management (COM)                   3.1                  3.1%               2.7

              Project management (CSD)                                                           1.4

              Other Ops: Global access mgmt              1.1                  1.1%               0.0

              G&A for Ops and IT                         3.8                  3.7%               0.9

ACCESS                                                  17.2                 16.9%              20.2

              Dedicated                                  8.9                  8.7%              10.1

              Switched                                   8.3                  8.1%              10.1

TOTAL EQUANT COSTS                                      59.2                 57.9%              56.1



                                                           2002 Cost structure               2003 Cost structure
                                                           TOTAL WITHOUT RUSSIA              TOTAL WITHOUT RUSSIA
SCENARIO X-EXTENDED                                         M$        % REVENUE                M$     % REVENUE


REVENUES                                                    84.3 ON FTLD NETWORK               65.7  ON FTLD NETWORK
              Global One GVPN-GCC                           62.8                               65.7

              Global One GDD                                21.5                                0.0

              Sita-Equant

              Volume (million minutes)             0.091   1,029                     0.082      892                  0.074 $/min

DISTRIBUTION                                        26.1%   18.5                      21.9%    14.3                   21.7%

              Revenue adjustments/bad debts          2.0%    1.7                      2.0%      1.3                    2.0%

              S&M (Sales & Global Sales, CEO/COO)   16.6%   10.6                      12.5%     8.1                   12.4%

              Voice Pricing                          0.2%    0.2                       0.2%     0.2                    0.3%

              Voice Product Management               0.2%    0.2                       0.2%     0.2                    0.3%

              Central Billing (production)           2.0%    2.0                       2.4%     1.4                    2.1%

              Global customer service center         3.1%    2.7                       3.2%     2.3                    3.5%

              G&A for sales                          2.0%    1.1                       1.3%     0.8                    1.2%

OPS AND IT                                          10.7%    6.0                       7.1%     5.0                    7.6%

              Information systems                    5.2%    1.8                       2.2%     1.6                    2.4%

              Information systems (EDM)              0.4%    0.4                       0.5%     0.0                    0.0%

              Service management (COM)               2.8%    2.4                       2.9%     2.4                    3.7%

              Project management (CSD)               1.4%    0.9                       1.0%     0.6                    1.0%

              Other Ops: Global access mgmt          0.0%    0.0                       0.0%     0.0                    0.0%

              G&A for Ops and IT                     0.9%    0.4                       0.5%     0.3                    0.5%

ACCESS                                              20.8%   17.5                      20.8%    11.8                   18.0%

              Dedicated                             10.4%    8.8                      10.4%     5.9                    9.0%

              Switched                              10.4%    8.8                      10.4%     5.9                    9.0%

TOTAL EQUANT COSTS                                  57.6%   42.0                      49.8%    31.1                   47.3%


                                                        2004 Cost structure        2005 Cost structure
                                                        TOTAL WITHOUT RUSSIA       TOTAL WITHOUT RUSSIA
SCENARIO X-EXTENDED                                       M$      % REVENUE         M$      % REVENUE


REVENUES                                                  42.1 ON FTLD NETWORK             8.1 ON FTLD NETWORK
              Global One GVPN-GCC                         42.1                      8.1

              Global One GDD                               0.0                      0.0

              Sita-Equant

              Volume (million minutes)                     635            0.066     135                    0.06

DISTRIBUTION                                               9.1             21.5%    2.3                    28.8%

              Revenue adjustments/bad debts                0.8              2.0%    0.2                    2.0%

              S&M (Sales & Global Sales, CEO/COO)          5.1             12.1%    0.6                    8.0%

              Voice Pricing                                0.2              0.5%    0.2                    2.5%

              Voice Product Management                     0.2              0.5%    0.2                    2.5%

              Central Billing (production)                 0.6              1.4%    0.1                    1.4%

              Global customer service center               1.7              4.1%    1.0                   11.9%

              G&A for sales                                0.4              1.0%    0.0                    0.5%

OPS AND IT                                                 3.5              8.3%    2.4                   30.4%

              Information systems                          1.2              2.8%    1.0                   12.4%

              Information systems (EDM)                    0.0              0.0%    0.0                    0.0%

              Service management (COM)                     1.5              3.6%    0.8                    9.3%

              Project management (CSD)                     0.6              1.5%    0.6                    8.0%

              Other Ops: Global access mgmt                0.0              0.0%    0.0                    0.0%

              G&A for Ops and IT                           0.2              0.4%    0.1                    0.7%

ACCESS                                                     7.6             18.0%    1.5                   18.0%

              Dedicated                                    3.8              9.0%    0.7                    9.0%

              Switched                                     3.8              9.0%    0.7                    9.0%

TOTAL EQUANT COSTS                                        20.1             47.8%    6.2                   77.1%

SWITCHED VOICE TOTAL*                                  90.5                 88.5%              82.4

              Field Ops                                14.2                 13.9%               8.0

              Central Ops                               1.3                  1.3%               0.7

              Network Engineering                       3.1                  3.0%               1.2

              Termination                              42.1                 41.2%              45.4

              Transmission                             15.3                 14.9%              11.7

              Switches (depreciation & maintenance)     7.4                  7.2%              10.5

              G&A for switched voice                    7.2                  7.0%               4.9

TOTAL COST                                            149.7                146.4%             138.5

OPERATING MARGIN                                      -47.5                -46.4%             -41.2

SWITCHED VOICE TOTAL*                                 84.7%      83.3                   98.9%    65.6                  99.7%

              Field Ops                                8.2%      11.3                   13.4%     9.8                  14.9%

              Central Ops                              0.8%       1.1                    1.3%     0.9                   1.4%

              Network Engineering                      1.3%       1.7                    2.1%     1.5                   2.3%

              Termination                             41.0%      40.7                   39.0%    29.7                  45.1%

              Transmission                            12.0%      10.3                   12.2%     7.7                  11.6%

              Switches (depreciation & maintenance)   10.8%      14.1                   16.7%    12.8                  19.4%

              G&A for switched voice                   5.0%       4.2                    5.0%     3.3                   5.0%

TOTAL COST                                            42.4%     125.3                  148.7%    96.7                 147.1%

OPERATING MARGIN                                     -42.4%     -41.0                  -48.7%   -30.9                 -47.1%


SWITCHED VOICE TOTAL*                                 -11.2%   44.6            105.9%   11.1                   137.4%

              Field Ops                                -1.0%   7.0             16.5%    1.5                    18.3%

              Central Ops                              -0.1%   0.7              1.6%    0.1                     1.7%

              Network Engineering                       0.7%   1.1              2.5%    0.2                     2.8%

              Termination                               3.9%  19.5             46.2%    4.3                    53.4%

              Transmission                              3.3%   4.8             11.4%    0.9                    11.2%

              Switches (depreciation & maintenance)   -12.4%   9.6             22.7%    3.6                    44.9%

              G&A for switched voice                    2.0%   2.1              5.0%    0.4                     5.0%

TOTAL COST                                             -0.6%  64.7            153.7%   17.3                   214.5%

OPERATING MARGIN                                            - 22.6            -53.7%   -9.2                  -114.5%

                   APPENDIX 11: COUNTRIES FOR INDIRECT ACCESS

As of June 2001, Indirect Access is available in the following countries:
Austria, Australia, Belgium, Denmark, Finland, France, Germany, Hong Kong, Italy, Japan, Luxembourg, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, United Kingdom, United States.

                       APPENDIX 3 - SWITCH ADDRESSES

Voice Switch Network Locations

---------------------------------------------------------------------------------------
 ERICSSON - AXE10
---------------------------------------------------------------------------------------
   Country        City              Site               Sw Type    Main function
---------------------------------------------------------------------------------------
 1 Brazil         Sao Paulo         Sao Paulo           AXE10     International Switch
---------------------------------------------------------------------------------------
 2 Brazil         Rio de Janeiro    Rio de Janeiro      AXE10     Decomm Feb 2002
---------------------------------------------------------------------------------------
 3 Canada         Toronto           Toronto             AXE10     International Switch
---------------------------------------------------------------------------------------
 4 Denmark        Copenhagen        Copenhagen          AXE10     International Switch
---------------------------------------------------------------------------------------
 5 Finland        Helsinki          Helsinki            AXE10     International Switch
---------------------------------------------------------------------------------------
 6 France         Paris             Bagnolet            AXE10     International Switch
---------------------------------------------------------------------------------------
 7 Luxembourg     Luxembourg        Luxembourg          AXE10     International Switch
---------------------------------------------------------------------------------------
 8 New-Zealand    Auckland          Auckland            AXE10     International Switch
---------------------------------------------------------------------------------------
 9 Norway         Oslo              Oslo                AXE10     International Switch
---------------------------------------------------------------------------------------
10 Singapore      Singapore         Singapore           AXE-10    International Switch
---------------------------------------------------------------------------------------
11 Sweden         Stockholm         Stockholm           AXE10     International Switch
---------------------------------------------------------------------------------------
12 Switzerland    Geneva            Jeunes              AXE10     International Switch
---------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
 ERICSSON - AXE10
-------------------------------------------------------------------------------------------------------
   Ref            Location Owner        Address 2
-------------------------------------------------------------------------------------------------------
 1 BRA-SAO-SAO    Equant Brazil         Centro Empresarial do Aco, Av. do Cafe, 227 - Conj.
                                        301 SAO PAULO
-------------------------------------------------------------------------------------------------------
 2 BRA-RIO-RIO    Equant Brazil         Tleporto Building, Avenida Presidente Vargas 3131 - Grupo 1503,
                                        Cidade Nova RJ RIO DE JANEIRO
-------------------------------------------------------------------------------------------------------
 3 CAN-TOR-TOR    First Canadian Place  77, Adelaide Street West, Room B165 TORONTO
-------------------------------------------------------------------------------------------------------
 4 DNK-COP-COP    Equant DENMARK        Midtermolen Number 5, Compagny House, 2nd floor 2100 COPENHAGEN
-------------------------------------------------------------------------------------------------------
 5 FIN-HEL-HEL    Equant FINLAND        Aleksanterinhatu 7B, PO Box 525 FIN-00101 HELSINKI
-------------------------------------------------------------------------------------------------------
 6 FRA-PAR-BAG    France Telecom LD     CIAB Niv-2, 7 Avenue Gambetta 93177 BAGNOLET
-------------------------------------------------------------------------------------------------------
 7 LUX-LUX-LUX    Equant                Centre Schneider, 201, route de Thionville L5885 HOWALD
-------------------------------------------------------------------------------------------------------
 8 NZL-AUC-AUC    Equant New Zealand    69 Airedale Road 1066 AUCKLAND
-------------------------------------------------------------------------------------------------------
 9 NOR-OSL-OSL    Equant Norway         Holbergsgate 1 166 OSLO
-------------------------------------------------------------------------------------------------------
10 SIN-SIN-SIN    Singapore             BLK 750, Chai Chee Road #04-01, 469000 SINGAPORE
-------------------------------------------------------------------------------------------------------
11 SWE-STO-STO    Equant Sweden         Albygatan 109A SOLNA
-------------------------------------------------------------------------------------------------------
12 CHE-GEN-JEU    Equant                13, bis Route des Jeunes, CAROUGE 1227 GENEVA
-------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------
 NORTEL - DMS
---------------------------------------------------------------------------------------
   Country        City              Site               Sw Type    Main function
---------------------------------------------------------------------------------------
13 UK             London            Telehouse          DMS100E    International Switch
---------------------------------------------------------------------------------------
14 UK             Manchester        Manchester         DMS100E    Domestic Switch
---------------------------------------------------------------------------------------
15 Australia      Melbourne         Melbourne          DMS-GSP    Decomm June 2002
---------------------------------------------------------------------------------------
16 Australia      Sydney            Sydney             DMS-GSP    International Switch
---------------------------------------------------------------------------------------
17 Austria        Vienna            Vienna             DMS-GSP    International Switch
---------------------------------------------------------------------------------------
18 Belgium        Brussels          Blue Tower         DMS-GSP    International Switch
---------------------------------------------------------------------------------------
19 Germany        Frankfurt         Raimundstrass      DMS-GSP    International Switch
---------------------------------------------------------------------------------------
20 Hong-Kong      Hong Kong         Hong Kong          DMS-GSP    International Switch
---------------------------------------------------------------------------------------
21 Italy          Milan             Milan              DMS-GSP    International Switch
---------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
 NORTEL - DMS
-----------------------------------------------------------------------------------------------------------------------------
   Ref            Location Owner                                  Address 2
-----------------------------------------------------------------------------------------------------------------------------
13 CBR-LON-TEL    Equant U.K.                                      Telehouse 1, Coriander Avenue, East India Dock
                                                                   E14 2AA LONDON
-----------------------------------------------------------------------------------------------------------------------------
14 GBR-MAN-MAN    Equant U.K.                                      Ground Floor, Building 4, Exchange Quays M5 3BN MANCHESTER
-----------------------------------------------------------------------------------------------------------------------------
15 AUS-MEL-MEL    Equant Melbourne                                 Level 4, 530, Collins Street VIC 3000 MELBOURNE
-----------------------------------------------------------------------------------------------------------------------------
16 AUS-SYD-SYD     Equant Sydney                                   255 George St - NAB Building - NAB - Level 7
                                                                   NSW 2000 SYDNEY
-----------------------------------------------------------------------------------------------------------------------------
17 AUT-VIE-VIE     Equant Telkommunikationsdienste GemsbH          Heligenstadter Lande 27c 1190 WIEN
-----------------------------------------------------------------------------------------------------------------------------
18 BEL-BRU-BTW     Equant Blue Tower                               Louizalaan 326/b24, Avenue Louise Brussel 1050 BRUXELLES
-----------------------------------------------------------------------------------------------------------------------------
19 GER-FRK-RAI     Equant TleCommunications Dienste/DT Building    1st floor - Room VR11 - Raimundstrasse 482504
                                                                   D-60414 FRANKFURT
-----------------------------------------------------------------------------------------------------------------------------
20 HKG-HKG-HKG     Equant                                          Sino Favour Center, N(degree)1 On Yip Street 5/F,
                                                                   Chai Wan HONG KONG
-----------------------------------------------------------------------------------------------------------------------------
21 ITA-MIL-MIL     Equant ITALIA                                   Via Tucidide N.56, Building 2, 1/F MILANI
-----------------------------------------------------------------------------------------------------------------------------

22 Japan          Tokyo             Tokyo              DMS-GSP    International Switch
---------------------------------------------------------------------------------------
23 Netherlands    Amsterdam         Schipol            DMS-GSP    International Switch
---------------------------------------------------------------------------------------
24 Spain          Madrid            Madrid             DMS-GSP    International Switch
---------------------------------------------------------------------------------------
25 Taiwan         Taipei            Taipei             DMS-GSP    International Switch
---------------------------------------------------------------------------------------
26 UK             London            Archway            DMS-GSP    International Switch
---------------------------------------------------------------------------------------
27 USA            Oak Hill          Reston             DMS-GSP    International Switch
---------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------
 ERICSSON - AXE10
-------------------------------------------------------------------------------------------------------------
   Ref.                 Location Owner                  Address 2
-------------------------------------------------------------------------------------------------------------
22 JAP-TOK-TOK          Equant Japan                    NF Park Bldg.2F, 9-15, Futuba, 2-chome, Shinagawa-ku
                                                        142-043 TOKYO
-------------------------------------------------------------------------------------------------------------
23 NDL-AMS-SCH          Equant Communications B.V.      Cessnalaan 71, Schiphol - Rijk 1119 NM SCHOPHOL-RIJK
-------------------------------------------------------------------------------------------------------------
24 ESP-MAD-MAD          Equant SPAIN                    SEMA GROUP, Cale Albarracin Number 25 28037 MADRID
-------------------------------------------------------------------------------------------------------------
25 TWN-TAI-TAI          Equant                          Suite 604, Bank Tower TAIPEI
-------------------------------------------------------------------------------------------------------------
26 GBR-LON-ARC          Equant U.K.                     Archway House, 1, Murfield Crescent, Off Pepper Street
                                                        E14 LONDON
-------------------------------------------------------------------------------------------------------------
27 USA-RES-OAK          Equant-USA                      13775 McLearen Road, Oak Hill, VA 20171 RESTON
-------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------
 NORTEL - M1/MMCS
---------------------------------------------------------------------------------------
   Country        City              Site               Sw Type    Main function
---------------------------------------------------------------------------------------
28 Italy          Milan             Milan              MMCS      Protocol Converter
--------------------------------------------------------------------------------------
29 Spain          Barcelona         Barcelona          MMCS      Protocol Converter
--------------------------------------------------------------------------------------
30 Switzerland    Geneva            Jeunes             MMCS      Protocol Converter
--------------------------------------------------------------------------------------
31 Switzerland    Zurich            Zurich             MMCS      Protocol Converte
--------------------------------------------------------------------------------------
32 Portugal       Lisbon            Lisbon             MMCS/C7   International Switch
--------------------------------------------------------------------------------------
33 Belgium        Brussels          BlueTower          M1/MMCS   Protocol Converter
--------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
 NORTEL - M1/MMCS
-----------------------------------------------------------------------------------------------------------------------------
   Ref.               Location Owner          Address 2
-----------------------------------------------------------------------------------------------------------------------------
28 ITA-MIL-MIL1       Equant ITALIA           Via Rombon, 11  20134  MILANO
-----------------------------------------------------------------------------------------------------------------------------
29 ESP-BAR-BAR1       Equant SPAIN            C\ RBLA MARINA 478-480, Adif. ELTEC., L'HOSPITALET DE LLOBREGAT 8907 BARCELONA
-----------------------------------------------------------------------------------------------------------------------------
30 CHE-GEN-JEU1       Equant                  13, bis Route des Jeunes, CAROUGE 1227 GENEVA
-----------------------------------------------------------------------------------------------------------------------------
31 CHE-ZUR-ZUR1       Equant' Switzerland     Albula Strasse 55 8048 ZURICH
-----------------------------------------------------------------------------------------------------------------------------
32 PRT-LIS-LIS1       Equant                  Avenida da Liberdade, 245-8E 1250 LISBOA
-----------------------------------------------------------------------------------------------------------------------------
33 BEL-BRU-BTW1       Equant Blue Tower       Louizalaan 326/b24, Avenue Louise Brussel 1050 BRUXELLES
-----------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
 ERICSSON - ANS/BMX
-------------------------------------------------------------------------------------
   Country        City              Site               Sw Type    Main function
-------------------------------------------------------------------------------------
34 Denmark        Copenhagen        Copenhagen         ANS        Protocol Converter
-------------------------------------------------------------------------------------
35 France         Paris             Paris              BMX        Protocol Converter
-------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
 ERICSSON - ANS/BMX
--------------------------------------------------------------------------------------------------------------------
   Ref.                Location Owner               Address 2
--------------------------------------------------------------------------------------------------------------------
34 DNK-COP-COPA        Equant DENMARK               Midtermolen Number 5, Compagny House, 2nd floor 2100 COPENHAGEN
--------------------------------------------------------------------------------------------------------------------
35 FRA-PAR-BAGA        France Telecom LD            CIAB Niv-2, 7 Avenue Gambetta 93177 BAGNOLET
--------------------------------------------------------------------------------------------------------------------

                                       44